Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip L. Rose, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of XG Sciences, Inc. for the period ended March 31, 2020;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATE: July 15, 2020

By: /s/ Philip L. Rose
Name: Philip L. Rose Title: Chief Executive Officer